                                                                   Exhibit 10.13

                        STANDARD INDUSTRIAL NET LEASE

This STANDARD INDUSTRIAL NET LEASE ("Lease"), dated for reference purposes only February 28, 2001, is entered into by Collins Development Company, a California Corporation ("Landlord"), and MitoKor, a California Corporation ("Tenant").

1.   BASIC LEASE TERMS.

     The basic terms of the Lease set forth in this Article 1 shall be read in conjunction with the other Articles of this Lease, which define and explain the basic terms.

     1.1  ADDRESS FOR NOTICE (see Section 24.19):

            Landlord:  11750 Sorrento Valley Road, Suite 209
                       San Diego, California 92121
                       Attention: [Center Name] Property Management

            Tenant:    AT THE PREMISES, or
                       Address for Tenant other than at the Premises (required):

                       -------------------------------------------------------

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     1.2  DESCRIPTION OF PREMISES:

            Center Name:  Sorrento Centre

            Address:      11494 Sorrento Valley Road
                          San Diego, CA 92121

            Suite/Unit:   See Addendum

            Approximate Rentable Square Footage (see Exhibit "A"): 22,650
                          initially; 30,850 on 9/1/2002 and thereafter

     1.3  COMMENCEMENT DATE:  April 1, 2001.

     1.4 LEASE TERM (see Article 3): Approximately six (6) years and 3 months, beginning on the Commencement Date and ending on the last day of the calendar month of June 30, 2007 (the "Expiration Date").

     1.5  MINIMUM MONTHLY RENT: $ See Addendum.

     1.6  SECURITY DEPOSIT: $11,580* (see Article 5). *Already on deposit with Landlord pursuant to the Prior Lease (as defined in the Addendum).

     1.7  TENANT'S PRO RATA SHARE OF OPERATING COSTS (see Article 6): See
                             Addendum

     1.8  PERMITTED USE (see Article 11): legal uses associated with a biotechnology company, and for no
                                          other use.

     1.9  TENANT'S GUARANTOR (if none, so state): none

     1.10 TENANT'S PARKING SPACES (UNASSIGNED) (see Section 11.6): 68
                             initially; 91 on 9/1/2002 and thereafter.

     1.11 LANDLORD'S BROKER (if none, so state): Asset Management Group TENANT'S BROKER (if none, so state): none

     1.12 ADDITIONAL PROVISIONS: The following additional provisions are attached to and made a part of this Lease (if none, so state):
          Addendum to Standard Industrial Net Lease.

     1.13 EXHIBITS: The following Exhibits are attached to and made a part of this Lease:

               Exhibit "A" - Description of Premises
               Exhibit "B" - Rules and Regulations
               Exhibit "C" - Sign Criteria

2.    LEASE OF PREMISES.

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") described in Section 1.2, which are indicated on the site/floor plan attached as Exhibit "A". The Premises are part of the office or industrial center identified in Section 1.2 (the "Center"). The approximate Rentable Square Footage identified in Section 1.2 is a measurement of the net leasable floor area of the Premises, as determined by Landlord and applied on a consistent basis throughout the Center.

3.    LEASE TERM.

      3.1 COMMENCEMENT. The term of this Lease (the "Lease Term") shall commence on the Commencement Date stated in Section 1.3 and shall continue for the period stated in Section 1.4, unless sooner terminated pursuant to any provision of this Lease.

      3.2 DELAY IN COMMENCEMENT. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.3 for any reason, Landlord shall not be subject to any liability therefor. Such non-delivery shall not affect the validity of this Lease nor the obligations of Tenant hereunder. However: (a) Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant, (b) if possession of the Premises is not delivered to Tenant within thirty (30) days of the Commencement Date, the last day of the Lease Term shall be extended by the total number of days that possession is so delayed, plus the minimum number of additional days necessary to make the Expiration Date the last day of a calendar month, and (c) if Landlord has not delivered possession of the Premises within ninety (90) days after the Commencement Date, Tenant may elect to terminate this Lease by delivering written notice to Landlord within ten (10) days thereafter, in which event the parties shall be discharged from all further obligations hereunder.

      3.3 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease. Such occupancy shall not advance the Expiration Date. Tenant shall pay Minimum Monthly Rent at the rate in effect for the first Lease Year. Additional Rent and all other charges required hereunder for such early occupancy period.

4.    RENT.

      4.1 MINIMUM MONTHLY RENT. Tenant shall pay minimum monthly rent ("Minimum Monthly Rent") in the initial amount stated in Section 1.5. The Minimum Monthly Rent shall be increased as set forth in Section 1.5 and/or elsewhere in this Lease. Tenant shall pay the Minimum Monthly Rent on or before the first day of each calendar month, in advance, at the office of Landlord or at such other place designated by Landlord, without deduction, offset or prior demand. If the Commencement Date is not the first day of a calendar month, the rent for the partial month at the beginning of the Lease Term shall be prorated on a per diem basis and shall be due on the first day of such partial month. Upon execution of this Lease, Tenant shall pay the first month's Minimum Monthly Rent to Landlord.

      4.2 LEASE YEAR. As used in this Lease, the term "Lease Year" means (i) the first period of twelve (12) full calendar months following the Commencement Date (including, if the Commencement Date is not the first day of a calendar month, the period between the Commencement Date and the next first day of the month), (ii) each period of twelve (12) full calendar months thereafter, and
(iii) any remaining period at the end of the Lease Term of less than twelve
(12) full calendar months.

      4.3 ADDITIONAL RENT. All charges payable by Tenant in addition to Minimum Monthly Rent shall constitute Additional Rent to Landlord. All remedies available to Landlord for nonpayment of rent shall be available for nonpayment of any such Additional Rent. Unless this Lease provides otherwise, all Additional Rent shall be paid by Tenant, without limitation or offset, within fifteen (15) days after the Tenant's receipt of a statement from Landlord. Additional Rent includes, without limitation, Operating Costs (see Article 6), Maintenance and Repairs (see Article 7), Real Property Taxes (see Article 8), insurance costs (see Article 9), Utilities (see Article 10), and attorneys' fees and costs (see Section 24.3). If any Minimum Monthly Rent is abated or waived pursuant to another specific term of this Lease or in any separate agreement, it is understood that such abatement or waiver shall apply only to the Minimum Monthly Rent, and Tenant shall be obligated to pay all components of Additional Rent (including the applicable impounds thereof) during the periods of abatement or waiver of Minimum Monthly Rent and throughout the Lease Term. Minimum Monthly Rent, Additional Rent, and all other charges and monetary amounts due Landlord from Tenant hereunder shall constitute "rent."

      4.4 IMPOUNDS. Landlord shall have the right, but not the obligation, to collect and impound, in advance, any or all components of Operating Costs, Real Property Taxes and Insurance costs based upon Landlord's reasonable estimate of Tenant's future liability for such amounts under this Lease. Landlord shall initially establish the monthly amount of such impound ("Monthly Impound Payments"), based upon its estimate of one-twelfth of Tenant's annual liability therefor. Landlord shall have the right, at any time during the Lease Term, to adjust the amount of the Monthly Impound Payment upon notice to Tenant. The Monthly Impound Payment shall be due and payable on the first day of each month throughout the Lease Term. Any failure to pay the Monthly Impound Payment when due shall be an Event of Default under this Lease and shall entitle Landlord to exercise any of all of its remedies available in the same manner as for the failure to pay rent, including the imposition of late charges and interest, and the right of Landlord to require that future payment of the Monthly Impound Payments be made by cashier's check. Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall have the right to apply all unapplied amounts of Monthly Impound Payments to Tenant's default. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant an accounting of Tenant's actual Pro Rata Share of Operating Costs and the estimated amounts paid by Tenant. Any overpayment by Tenant shall be credited against next Monthly Impound Payments due hereunder, or, at Landlord's option, shall be remitted to Tenant within thirty (30) days of delivery of such accounting. Tenant shall pay the amount of any underpayment within thirty (30) days after receipt of the accounting. Tenant acknowledges that the Monthly Impound Payments are estimates only and not a representation of the amount of Tenant's ultimate liability or Operating Costs, Real Property Taxes and insurance costs.

5.    SECURITY DEPOSIT.

      Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in Section 1.6 (the "Security Deposit"), to be held by Landlord, without liability for Interest, as security for Tenant's performance of its obligations under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Landlord may apply all or a part of the Security Deposit to any unpaid rent (including unpaid Additional Rent or Monthly Impound Payments) or other monetary payments due from Tenant or to cure any other default of Tenant hereunder and to compensate Landlord for all damage and expense sustained as a result of such default. If all or any portion of the Security Deposit is so applied, Tenant shall deposit cash sufficient to restore the Security Deposit to its original amount within fifteen (15) days after receipt of Landlord's written demand. If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of the later of the expiration or earlier termination of this Lease or the vacation of the Premises by Tenant. At Landlord's request, Tenant shall accompany Landlord or Landlord's representative on a "walk through" of the Premises prior to Landlord's return of the Security Deposit.

6.    OPERATING COSTS.

      6.1 PAYMENT OF OPERATING COSTS BY TENANT. Tenant shall pay its pro rata share of Operating Costs for the Center, as defined herein. Tenant's pro rata share shall be computed by Landlord on a monthly or other periodic basis selected by Landlord. Tenant shall pay the amount of such pro rata share to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within fifteen (15) days after receipt of a statement from Landlord.

      6.2 PRO RATA SHARE OF OPERATING COSTS. Tenant's pro rata share of Operating Costs is stated in Section 1.7 and represents the ratio of the Rentable Square Footage of the Premises (identified in Section 1.2) to the total Rentable Square Footage of the Center, as determined by Landlord from time to time. Changes in Rentable Square Footage shall be effective on the first day of the first calendar month following the change. Landlord shall provide an explanation of such charge concurrent with its notice. Tenant's share of Real Property Taxes, insurance costs and other components of Additional Rent shall be computed on the same basis as Tenant's Pro Rata Share of Operating Costs, unless Landlord determines that some other basis would be equitable.

      6.3 OPERATING COSTS. "Operating Costs" includes all costs of operating, managing, repairing and maintaining the Common Facilities, including without limitation: gardening and landscaping; the cost of public liability and property damage insurance; Real Property Taxes, as defined in Section 8.2 but applicable to the Common Facilities; utilities; line painting and parking lot repairs; roof repairs; lighting; trash and refuse removal; supplies; equipment; exterior painting; capital improvements (including without limitation the costs of roof, parking lot and underground utilities replacements); reasonable reserves for repairs and replacements; the costs of altering, improving, renovating, upgrading or retrofitting any portion of the Common Facilities to comply with all laws, regulations and governmental requirements applicable to the Center (including without limitation those related to disabled persons, hazardous materials, lighting upgrades, sprinkler and energy-saving retrofits); security service; property management costs and administrative fees; bookkeeping services; labor; and the cost of personnel to implement such services and to direct parking. In lieu of including the entire amount of any such expense in Operating Costs in any one period, Landlord, at its election, may spread the inclusion of, or may amortize, any such expenses, or a reasonable reserve for anticipated expenses, in Operating Costs over such multiple periods as Landlord shall determine.

     6.4 COMMON FACILITIES. "Common Facilities" means all areas, facilities, utilities, equipment and services provided by Landlord for the common use or benefit of the occupants of the Center and their employees, agents, customers and other invitees, including without limitation: building lobbies, common corridors and hallways, restrooms, pedestrian walkways, driveways and access roads, access facilities for disabled persons (including elevators), brick serviceways, loading docks, garages, driveways, parking lots, landscaped areas, stairways, elevators, retaining walls, all areas required to be maintained under the conditions of governmental approvals for the Center, and other generally understood public or common areas. Landlord reserves the right to relocate, alter, improve, or adjust the size and location of any Common Facilities from time to time without liability to Tenant.

7.  MAINTENANCE AND REPAIRS.

     7.1 TENANT'S OBLIGATIONS. Except as provided in Section 7.2, Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation: all nonstructural, interior, exterior, and landscaped areas; all heating, ventilation and air conditioning systems and equipment; all glass, glazing, windows, window moldings, partitions, doors and door hardware; all interior painting; all fixtures and appurtenances in the Premises or exclusively serving the Premises including electrical, lighting and plumbing fixtures; and all other portions of the Premises seen or unseen. Tenant shall promptly replace all its sole cost and expense any of the systems, equipment and other portions of the Premises for which it is responsible hereunder during the Lease Term if and when necessary, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that Tenant shall maintain the Premises, at all times during the Lease Term, in an attractive, first-class and fully operative condition, at Tenant's expense. If any heating and air conditioning system or equipment exclusively serves the Premises, Tenant shall additionally obtain and keep in force a preventive maintenance contract providing for the regular (at least quarterly) inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, and other parts of the air conditioning) by a reputable licensed heating and air conditioning contractor acceptable to Landlord. Prior to April 1 each calendar year, Tenant shall deliver Landlord written confirmation from such contractor verifying that such a contract has been entered into and that the required service will be provided. Notwithstanding the foregoing. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance and repair of the heating and air conditioning system, at Tenant's sole cost and expense.

     7.2 LANDLORD'S OBLIGATIONS. Landlord shall repair and maintain the Common Facilities, subject to Tenant's obligation to pay its Pro Rata Share of Operating Costs, as provided in Article 6. Landlord shall maintain the roof, the foundations and structural portions of the Premises and any building of which the Premises are a part, but Tenant shall pay (a) the full costs of such maintenance, or an equitable share determined by Landlord if the Premises are part of a multi-tenant building, (b) the full amount of any maintenance and repairs necessitated by any act, omission, conduct or activity of, or breach of this lease by, Tenant or any of Tenant's officers, agents, customers or invitees (plus fifteen percent (15%) of the cost thereof for Landlord's overhead); and (c) any maintenance and repairs necessitated by breaking and entering of the Premises. Tenant shall pay the share of such maintenance and repair costs incurred by Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within fifteen (15) days after receipt of a statement from Landlord. There shall be no abatement of rent, and no liability of Landlord, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements to any portion of the Premises or the Center. Except as provided in Article 10 (Damage and Destruction) and Article 17 (Condemnation), Landlord shall have absolutely no other responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the right to make repairs at Landlord's expense under California Civil Code Section 1942, or under any other law, statute or ordinance now or hereafter in effect. Tenant shall not be responsible for any roof replacement during the Lease Term.

     7.3 PERFORMANCE BY LANDLORD. If Tenant refuses or neglects to perform its maintenance obligations hereunder to the reasonable satisfaction of Landlord, Landlord shall have the right (but not the obligation), upon three
(3) days' prior notice to Tenant, to enter the Premises and perform such repairs and maintenance on behalf of Tenant. Landlord shall also have the right (but not the obligation), without prior notice to Tenant, to correct or remove any dangerous or hazardous condition, to repair the heating, ventilation, air conditioning or plumbing systems, to correct, repair or bring into legal compliance any fire or other life safety systems of the Premises, and to repair or replace any broken glass or glazing, if Tenant fails to correct or repair the same within twenty-four (24) hours after receipt of Landlord's notice (excepting emergencies). Landlord shall not be liable to Tenant for any loss or damage to Tenant's merchandise, fixtures, or other property or to Tenant's business in connection with Landlord's performance hereunder, and Tenant shall pay Landlord's costs plus eight percent (8%) of such amount for overhead, upon presentation of a statement therefor, as Additional Rent. Tenant shall also pay interest at the rate provided in Section 22.4 from the date of completion of repairs by Landlord to the date paid by Tenant.

8.  REAL PROPERTY TAXES.

     8.1  PAYMENT OF REAL PROPERTY TAXES BY TENANT.  Tenant shall pay all
Real Property Taxes applicable to the Premises during the Lease Term. If the Premises are not separately assessed, a share of the tax bill that includes the Premises shall be allocated to the Premises. Such share shall be equitably determined by Landlord based upon the Rentable Square Footage of the Premises compared to the total Rentable Square Footage covered by the tax bill, the respective valuations assigned in the assessor's worksheet, or other reasonably available information. Tenant shall pay its share of Real Property Taxes to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within fifteen (15) days after receipt of a statement from Landlord.

     8.2 REAL PROPERTY TAXES DEFINED. "Real Property Taxes" means all taxes, assessments, levies, fees and other governmental charges levied on or attributable to the Premises or any part thereof, including without limitation: (a) real property taxes and assessments levied with respect to all or a portion of the Premises, (b) assessments, charges and fees charged by governmental agencies or districts for services or facilities provided to the Premises, (c) transfer, transaction, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord, excluding any federal or state income, franchise, estate or inheritance taxes of Landlord,
(d) taxes based upon a reassessment of the Premises due to a transfer or change of ownership, and (e) any assessment, charge or fee that is a substitute in whole or in part for any tax at the Commencement Date included within the definition of Real Property Taxes. If Landlord elects to contest an assessment of any Real Property Taxes, Landlord shall have the right to recover its actual costs of such contest (including attorneys' fees and costs) as part of Real Property Taxes, but only to the extent such contest has resulted in a reduction of Real Property Taxes. Tenant shall not be entitled to the benefit of any reduction, refund, rebate or credit accruing or payable to Landlord prior to the commencement of or after the expiration or other termination of the Lease Term.

     8.3 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises. If any such taxes on Tenant's personal property are levied against Landlord or the Premises, or if the assessed value of the Premises is increased by inclusion of a value placed upon such personal property of Tenant, then: (a) Landlord, after written notice to Tenant, shall have the right to pay the taxes levied against Landlord, or the taxes based upon such increased valuation, but under protest if so requested by Tenant in writing, and (b) Tenant shall pay to Landlord the taxes levied against Landlord, or the taxes resulting from such increased valuation, within thirty (30) days after Tenant's receipt of a written statement from Landlord.

9.  INSURANCE.

     9.1 ALL RISK COVERAGE. During the Lease Term, Landlord shall maintain, at Tenant's expense, insurance covering loss or damage to the Premises (excluding Tenant's Alterations, fixtures, equipment and personal property), insuring against any or all risk of physical loss (and including, at Landlord's option, flood and earthquake coverage), with the scope and amounts of such coverage as determined by Landlord. Said insurance shall provide for payment of loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. Landlord may also maintain during the Lease Term, at Tenant's expense, a policy of rental income insurance covering a period of one (1) year, with loss payable to Landlord.

     9.2 TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant shall at all times, at Tenant's sole cost and expense, maintain insurance against any or all risks of physical loss in an amount adequate to cover the cost of replacement of all of Tenant's Alterations, trade fixtures, equipment and personal property. Such policy shall be issued by an insurance company approved by Landlord, shall name Landlord and Landlord's lender as additional insureds, and shall provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender. Tenant shall deliver a certificate evidencing such insurance to Landlord and a renewal or binder at least twenty (20) days prior to expiration. Tenant acknowledges that Landlord's insurance is not intended to cover Tenant's Alterations, trade fixtures, equipment, and personal property. Provided, however, that at Landlord's sole election, Landlord may obtain at Tenant's expense any or all of the insurance described in this Section.

     9.3 TENANT'S LIABILITY INSURANCE. Tenant shall, at Tenant's sole cost and expense, provide comprehensive general liability insurance, fully covering and indemnifying Landlord and Landlord's officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals (together with, at Landlord's election, Landlord's lender), as additional insureds, against any and all claims arising from personal injury, death, and/or property damage occurring in or about the Premises or the Center during the period of Tenant's possession (actual and/or constructive) at the Premises. The initial limits of such insurance shall be at least $2,000,000 combined single liability limit if the Rentable Square Footage of the Premises (as indicated in Section 1.2) exceeds 3,000 square feet, or $1,000,000 combined single liability limit if such Rentable Square Footage is 3,000 square feet or less. Such liability insurance limits shall be subject to periodic increase, at Landlord's election, based upon inflation, increased liability awards, lender requirements, the recommendations of Landlord's professional insurance advisors, and other relevant factors. Tenant shall also, at it's sole cost and expense, obtain workers' compensation insurance for the protection of its employees such as will relieve Landlord of all liability to such employees for any and all accidents that may arise on or about the Premises or the Center. All insurance required to be carried by Tenant shall be primary and noncontributory to any insurance carried by Landlord, regardless of the absence of negligence or other fault of Tenant for alleged injury, death and/or property damage. Each policy of insurance required to be carried by Tenant hereunder shall: (a) contain cross-liability and contractual liability endorsements, (b) provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord's lender, (c) be issued by an insurer licensed in California and reasonably approved by Landlord, and (d) shall issue Tenant's performance of the indemnity provisions of Article 13, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Prior to the Commencement Date, Tenant shall deliver a certificate evidencing all such insurance to Landlord. Tenant shall deliver a renewal or binder of such policy at least thirty (30) days prior to expiration thereof. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. Tenant shall be in material breach of this Lease if Tenant fails to obtain the insurance required under this Section, or if Tenant obtains insurance with terms, conditions and/or exclusions that are inconsistent with the requirements and terms of this Lease.

     9.4 PAYMENT OF INSURANCE COSTS. Tenant shall pay directly all premiums for its liability insurance required under Section 9.3, for its personal property insurance to be carried by Tenant as required under this Article, and for all other Insurance Tenant elects to carry. Tenant shall pay the insurance premiums, or, where applicable, its share thereof as equitably determined by Landlord, for the insurance policies carried or obtained by Landlord as described in this Article. If the Lease Term expires before the expiration of any such insurance policy, Tenant's liability for premiums shall be prorated on an annual basis. Tenant shall pay such insurance costs to Landlord to the extent such obligation exceeds any amount thereof impounded under Section 4.4, within fifteen (15) days after receipt of a statement from Landlord. If any insurance policy maintained by Landlord covers improvements or real property other than the Premises, Landlord shall reasonably determine the portion of the premiums applicable to the Premises, and Tenant shall pay its share thereof as so determined. In addition, Tenant shall pay the full amount of any deductible amount under Landlord's insurance policies, or where applicable its share thereof as equitably determined by Landlord, and reasonably approved by Tenant, within fifteen (15) days after receipt of a statement from Landlord.

     9.5 WAIVER OF SUBROGATION. Each party waives all rights of recovery against the other party and its officers, employees, agents and representatives for any claims for loss or damage to person or property caused by or resulting from fire or any other risks Insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy.

     9.6 TENANT'S USE NOT TO INCREASE PREMIUM. Tenant shall not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article that may be prohibited by, or that might invalidate, in whole or in part, the coverage afforded by, a standard form of fire or all risk insurance policy. Tenant shall pay the entire amount of any increase in premiums that may be charged during the Lease Term for the insurance that may be maintained by Landlord on the Premises or the Center resulting from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenants use of the Premises, a schedule issued by the entity making the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the items and charges that make up the fire insurance rate on the Premises.

10. UTILITIES.

     Tenant shall pay the cost of all water, gas, heat, light, power, sewer, telephone, refuse disposal, and all other utilities and services supplied to the Premises. Tenant shall make payments for all separately metered utilities, when due, directly to the appropriate supplier. Landlord shall have the right to require Tenant to install, at Tenant's sole expense, separate meters (or other submeter, device or monitor for the measurement of utility usage) for any utility for which a separate meter is not installed as of the Commencement Date. If any utilities or services are not separately metered or monitored with respect to the Premises, Landlord shall determine Tenant's equitable share thereof, based on rentable square footage, intensity of use of any Utility, hours of operation, and such other factors as Landlord deems relevant. Tenant shall pay its equitable share of such utilities to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. If at any time during the Lease Term, electrical power or any other utility is available to the Premises from multiple sources, Landlord shall have the right at any time and from time to time to contract for service from any company or companies providing electrical, telecommunication, or other utility service to the Building. Tenant shall cooperate with Landlord and all providers of electrical, telecommunication, or other utility service and, as reasonably necessary, allow Landlord and such providers reasonable access to the Premises and to the electric lines, feeders, risers, wiring and any other machinery or equipment within the Premises. Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interruption, interference or defect in the supply or character of the electricity or other utilities supplied to the Premises. Landlord makes no representation or warranty as the suitability of the utility service for Tenant's requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute any actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or elimination of rent, or relieve Tenant of any of its obligations under the Lease. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle Tenant to terminate this Lease or abate the rent due hereunder.

11. USE.

     11.1 PERMITTED USE. The Premises shall be used and occupied only for the permitted uses specified in Section 1.8. The Premises shall not be used or occupied for any other purposes without the prior written consent of Landlord. Tenant shall provide such information about such proposed use as may be reasonably requested by Landlord. Landlord shall not unreasonably withhold its consent to any requested change in use, and shall have the right to impose reasonable restrictions on such other use. Factors that Landlord may take into account in granting or withholding its consent shall include, without limitation: (a) whether the proposed use is compatible with the character and tenant mix of the Center, (b) whether the proposed use poses any increased risk to Landlord or any other occupant of the Center, (c) whether any proposed Alterations to accommodate such proposed use might decrease the rental or sale value of the Premises or the Center, and (d) whether Tenant has the requisite expertise and financial ability to successfully operate in the Premises with the proposed use.

     11.2 COMPLIANCE WITH LAW AND OTHER REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Premises in conflict with all laws, ordinances, rules, regulations, orders, requirements, and recorded covenants and restrictions applicable to the Premises, whether now in force or hereafter in effect, including any requirement to make alterations or to install additional facilities required by Tenant's occupancy or the conduct of Tenant's business, and Tenant shall promptly comply with the same at its sole expense.

     11.3 WASTE, QUIET CONDUCT. Tenant shall not use or permit the use of the Premises in any manner that creates waste or a nuisance, that causes objectionable noise or odors, or that disturbs the quiet enjoyment of any other tenant in the Center.

     11.4 RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations for the Center attached as Exhibit "B", as the same may be amended by Landlord from time to time, upon notice to Tenant.

     11.5 SIGNS. Tenant agrees at Tenant's sole cost, to install a sign in strict conformance with Landlord's sign criteria, attached hereto as Exhibit "C", within fifteen (15) days after first occupying the Premises. Tenant shall maintain all approved signs and other items described herein in good condition and repair at all times. All signs must be fabricated by a contractor selected by Landlord. Prior to construction of any such sign, a detailed drawing of the proposed sign shall be prepared by the Landlord's contractor, at the sole expense of Tenant, and submitted to Landlord and Tenant for written approval. No sign, placard, pennant, flag, awning, canopy, or advertising matter of any kind shall be placed or maintained on any exterior door, wall or window of the Premises or in any area outside the Premises, and no decoration, lettering or advertising matter shall be placed or maintained on the glass of any window or door, or that can be seen through the glass, of the Premises without first obtaining Landlord's written approval. All signs and sign cases shall be considered fixtures and improvements and shall become the property of Landlord upon expiration or termination of the Lease. If Tenant fails to comply with this Section and Landlord serves upon Tenant a Notice to Perform Covenant or Quit (or similar notice), any breach of the covenants of this Section occurring thereafter shall be deemed to be noncurable. Landlord shall have the right from time to time to reasonably revise the sign criteria, and within sixty (60) days after Tenant's receipt of written notice of any new sign criteria, Tenant shall, at Tenant's expense, remove all existing exterior signs and replace the same with new signs conforming to the new sign criteria.

     11.6 PARKING. Tenant shall have the nonexclusive right, in common with others, to use the parking areas of the Center; provided, however, that Tenant shall not use more than the number of parking spaces designated in
Section 1.10, or if no number of such spaces is so indicated, Tenant shall not use more than its reasonable share of parking spaces, as Landlord shall determine. Landlord reserves the right, without liability to Tenant, to modify the parking areas, to designate the specific location of the parking for Tenant and Tenant's customers and employees, and to adopt reasonable rules and regulations for use of the parking areas.

     11.7 ENTRY BY LANDLORD. Tenant shall permit Landlord and Landlord's agents to enter the Premises at all reasonable times for any of the following purposes: (a) to inspect the Premises, (b) to supply any services or to perform any maintenance obligations of Landlord, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, (c) to make such improvements, replacements or additions to the Premises or the Center as Landlord deems necessary or desirable, (d) to post notices of nonresponsibility, (e) to place any usual or ordinary "for sale" signs, or (f) within six (6) months prior to the expiration of this Lease, to place any usual or ordinary "for lease" signs. No such entry shall result in any rebate of rent or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises. Landlord shall give reasonable notice to Tenant prior to any entry except in an emergency or unless Tenant consents at the time of entry. If Tenant is not personally present to open and permit an entry into the Premises, at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease provided that Landlord shall give Tenant notice of and the reasons for such entry within forty-eight (48) hours thereof. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise specifically provided herein.

12.  ACCEPTANCE OF PREMISES; NONLIABILITY OF LANDLORD; DISCLAIMER.

     12.1 ACCEPTANCE OF PREMISES. By taking possession hereunder, Tenant acknowledges that it has examined the Premises and accepts the condition thereof. Tenant acknowledges and agrees that Landlord has no obligation to improve the Premises other than as set forth specifically in this Lease, if at all. In particular, Tenant acknowledges that any additional improvements or Alterations needed to accommodate Tenant's intended use shall be made solely at Tenant's sole cost and expense, and strictly in accordance with the requirements of this Lease (including the requirement to obtain Landlord's consent thereto), unless such improvements and alterations are specifically required of Landlord. Landlord shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkler retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials. Landlord shall be under no obligation to provide utility, telephone or other service or access beyond that which exists at the Premises as of the date of this Lease, unless Landlord specifically agrees in writing to provide the same. It is anticipated that Tenant will be doing any Alterations or installations prior to taking occupancy, any delays encountered by Tenant and not caused by Landlord or Landlord's agent or representative in accomplishing such work or obtaining any required permits therefor shall not delay the Commencement Date or the date that Tenant becomes liable to pay rent, or the date that Landlord may effectively deliver possession of the Premises to Tenant. By taking possession hereunder, Tenant acknowledges that it accepts the square footage of the Premises as delivered and as stated in this Lease. No discovery or alleged discovery after such acceptance of any variance in such square footage as set forth in this Lease (or in any proposal, advertisement or other description thereof) shall be grounds for any adjustment in any element of the rent payable hereunder, unless such adjustment is initiated by and implemented by Landlord in writing.

     12.2 LANDLORD'S EXEMPTION FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom, or for personal injury or property damage that may be sustained by Tenant or any subtenant of Tenant, or their respective employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, flood, earthquake or other natural disaster, or from steam, electricity, gas, water or rain, that may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning, lighting fixtures or computer equipment or software, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages to property or for personal injury or loss of life arising from any use, act or failure to act of any third parties (including other occupants of the Center) occurring in, or about the Premises or in or about the Center (including without limitation the criminal acts of any third parties). Landlord shall not be liable for any latent defect in the Premises or in the building of which the Premises are a part. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or willful misconduct of Landlord, and (ii) through no fault of Tenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.

     12.3  NO WARRANTIES OR REPRESENTATIONS.

          (a) Neither Landlord nor Landlord's agents make any warranty or representation with respect to the suitability or fitness of the space for the conduct of Tenant's business, or for any other purpose.

          (b) Neither Landlord nor Landlord's agents make any warranty or representation with respect to any other tenants or users that may or may not construct improvements, occupy space or conduct business within the Center, and Tenant hereby acknowledges and agrees that it is not relying on any warranty or representation relating thereto in entering into this Lease.

          (c) Landlord specifically disavows any oral representations made by or on behalf of its employees, agents and independent contractors, and Tenant hereby acknowledges and agrees that it is not relying and has not relied on any oral representations in entering into this Lease.

          (d) Landlord has not made any promises or representations, expressed or implied, that it will renew, extend or modify this Lease in favor of Tenant or any permitted transferee of Tenant, except as may be specifically set forth herein or in a written instrument signed by both parties amending this Lease in the future.

          (e) Notwithstanding that the rent payable to Landlord hereunder may at times include the cost of guard service or other security measures, it is specifically understood that Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any damage, injury or loss of life because of such guard service. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord. To induce Landlord to provide such service if Landlord elects in its sole discretion to do so, Tenant agrees that (i) Landlord shall not be liable for any damage, injury or loss of life related to the provision or nonprovision of such service, and (ii) Landlord shall have no responsibility to protect Tenant, or its employees or agents, from the acts of any third parties (including other occupants of the Center) occurring in or about the Premises or in or about the Center (including without limitation the criminal acts of any third parties), whether or not the same could have been prevented by any such guard service or other security measures.

     12.4 KEYS. Tenant shall re-key the Premises at its sole cost upon taking possession thereof. Tenant hereby acknowledges that various persons have had access to the keys to the Premises as keyed prior to Tenant's possession, and that Landlord disclaims all liability and responsibility for any unauthorized distribution or possession of such prior keys.

13.  INDEMNIFICATION.

     Tenant shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals (collectively, "Landlord's Related Entities"), harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising from personal injury, death, and/or property damage and arising from: (a) Tenant's use or occupation of the Premises or any work or activity done or permitted by Tenant in or about the Premises (including without limitation any storage or display of materials or merchandise, or other activity by Tenant in the Common Facilities), (b) any activity, condition or occurrence in the Premises or other area under the control of Tenant, (c) any breach or failure to perform any obligation imposed on Tenant under this Lease, or (d) any other act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Tenant's obligation to defend and indemnify shall include, but not be limited to, claims based on duties, obligations, or liabilities imposed on Landlord or Landlord's Related Entities by statute, ordinance, regulation, or other law, such as claims based on theories of peculiar risk and nondelegable duty, and to any and all other claims based on the negligent act or omission of Landlord or Landlord's Related Entities. The parties intend that this provision be interpreted as the broadest Type 1 indemnity provision as defined in MCDONALD & KRUSE, INC. V. SAN JOSE STEEL CO., 29 Cal. App. 3rd 413 (1972), and as allowed by law between a landlord and a tenant. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord or Landlord's Related Entities by reason of any such claim. If Landlord or any of Landlord's Related Entities is made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold Landlord and Landlord's Related Entities harmless from, and shall pay all costs, expenses and attorneys' fees and costs incurred or paid in connection with such litigation. Tenant, as a material part of the consideration to Landlord hereunder, assumes all risk of, and waives all claims against Landlord for, personal injury or property damage in, upon or about the Premises, from any cause whatsoever. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or willful misconduct of Landlord, and
(ii) through no fault of Tenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.

14. HAZARDOUS MATERIALS

     14.1 DEFINITIONS. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, ET SEQ, the California Hazardous Waste Control Act, Cal. Health and Safety Code Section 25100, ET SEQ., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code Section 25300, ET SEQ., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code Section 25249.5, ET SEQ., the Porter-Cologne Water Quality Control Act, Cal. Water Code
Section 13000, ET SEQ., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements hereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (c) is flammable or explosive material, oil, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

     14.2 USE OF HAZARDOUS MATERIALS. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless:
(a) such use is specifically disclosed to and approved by Landlord in writing prior to such use, and (b) such use is conducted in compliance with the provisions of this Article. Landlord's consent may be withheld in Landlord's sole discretion and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonably sufficient assurances of its ability to remedy such a violation and fulfill its obligations under this Article. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials that are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like) provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

     14.3 COMPLIANCE WITH LAWS; HANDLING HAZARDOUS MATERIALS. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Hazardous Materials Laws. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender, or recommended by Landlord's environmental consultants, as a result of any release or discharge or potential release or discharge of Hazardous Materials affecting the Premises or the Center or any violation or potential violation of Hazardous Materials Laws by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work"). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene. Tenant shall additionally comply with the recommendations of Landlord's and Tenant's Insurers based upon National Fire Protection Association standards or other applicable guidelines regarding the management and handling of Hazardous Materials. If any present or future law imposes any requirement of reporting, survey, investigation or other compliance upon Landlord, Tenant, or the Premises, and if such requirement is precipitated by a transaction involving the Lease (other than the natural expiration thereof at the end of the lease period), including without limitation the assignment or sublease, in whole or in part of Tenant's interest in the Lease, or the change in the ownership of Tenant, then Tenant shall fully comply with and pay all costs of compliance with such requirement, including Landlord's attorneys' fees and costs.

     14.4 NOTICE; REPORTING. Tenant shall notify Landlord, in writing, within three (3) days after any of the following: (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency, (b) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws, (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. If the potential risk of any of the foregoing events is material, Tenant shall deliver immediate verbal notice to Landlord, in addition to written notice as set forth above. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

     14.5      INDEMNITY. Tenant shall indemnify, declare and hold Landlord
(and its partners and their respective officers, directors, employees and agents) harmless from and against any and all liabilities, claims, suits, judgments, actions, investigations, proceedings, costs and expenses
(including attorneys' fees and costs) arising out of or in connection with any breach of any provisions of this Article or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any assignee or subtenant of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term or any other period of Tenant's actual or constructive occupancy of the Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Any defense of Tenant pursuant to this Section shall be by counsel acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials
Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 13 of this Lease. Tenant's obligations pursuant to this Article shall survive the termination or expiration of this Lease.

     14.6 ENTRY AND INSPECTION; CURE. Landlord and its agents, employees and contractors, shall have the right (but not the obligation) to enter the Premises at all reasonable times to inspect the Premises and Tenant's compliance with the terms and conditions of this Article, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least twenty-four (24) hours' prior notice to Tenant. Landlord shall have the right (but not the obligation) to remedy any violation by Tenant of the provisions of this Article pursuant to Section 22.3 of this Lease or to perform any Remedial Work. Tenant shall pay, upon demand, all costs incurred by Landlord in investigating any such violations or potential violations or performing Remedial Work, plus interest thereon at the rate specified in this Lease from the date of demand until the date paid by Tenant.

     14.7 TERMINATION/EXPIRATION. Upon termination or expiration of this Lease, Tenant shall at Tenant's cost, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, to the extent such condition is caused by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees.

     14.8 EXIT ASSESSMENT. No later than ten (10) days after the expiration or earlier termination of this Lease, Tenant shall cause to be performed, at its sole expense, an environmental assessment (the "Exit Assessment") of the Premises. Landlord agrees to allow Tenant access to the Premises for such purpose. The Exit Assessment must be performed by a qualified environmental consultant acceptable to Landlord, and shall include without limitation the following, as applicable to the Premises and Tenant's activities: (a) inspection of all floors, walls, ceiling tiles, benches, cabinet interiors, sinks, the roof and other surfaces for signs of contamination and/or deterioration related to Hazardous Materials, (b) inspection of any and all ducts, hoods and exhaust systems for signs of contamination, deterioration and/or leakage related or potentially related to Hazardous Materials, (c) inspection of all readily accessible drain lines and other discharge piping for signs of deterioration, loss of integrity and leakage, (d) Tenant interviews and review of appropriate Tenant records to determine the uses to which Tenant has put the Premises that involve or may have involved Hazardous Materials, and to determine if any known discharges to the Premises or ground or soils from Tenant's activities have occurred, (e) documentation in detail of all observations, including dated photographs, (f) if applicable a certification that all areas inspected are clean and free of any Hazardous Materials and that the investigation conducted by the consultant does indicate that any release of any Hazardous Materials has occurred in the Premises or the Center as a result of Tenant's activities, (g) if applicable, a detailed description of Hazardous Materials remaining in the Premises and of any contamination, deterioration and/or leakage observed, together with detailed recommendations for the removal, repair or abatement of the same, and (h) if applicable, a detailed description of evidence or possible or past releases of Hazardous Materials, together with detailed recommendations for the prevention of the same in the future. Landlord shall have the right to require additional evaluations or work in connection with the Exit Assessment based upon Tenant's use of the Premises, any actual or suspected Hazardous Materials issues, or other reasonable factors. The original of the Exit Assessment shall be addressed to Landlord and shall be provided to the Landlord within twenty (20) days of the expiration or earlier termination of the Lease. In addition to Tenant's obligations under Section 14.7, Tenant agrees to fully implement and address all recommended actions contained in the Exit Assessment, at its sole cost, within thirty (30) days of the date thereof.

     14.9 EVENT OF DEFAULT. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law by Tenant or any assignee or subtenant of Tenant shall be a material Event of Default by Tenant under this Lease. In addition to or in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to declare an Event of Default and pursue any other available remedy.

15. ALTERATIONS; LIENS.

     15.1 ALTERATIONS BY TENANT. Tenant shall not make any alterations, additions or improvements ("Alterations") to the Premises without Landlord's prior written consent, except for nonstructural Alterations that cost $5,000 or less and are not visible from the exterior of the Premises. All Alterations installed by Tenant shall be new or completely reconditioned. Landlord shall have the right to approve the contractor, the method of payment of the contractor, and the plans and specifications for all proposed Alterations. Tenant shall obtain Landlord's consent to all proposed Alterations requiring Landlord's consent prior to the commencement of any such Alterations. Tenant's request for consent shall be accompanied by information identifying the contractor and method of payment and two (2) copies of the proposed plans and specifications. All Alterations of whatever kind and nature shall become at once a part of the realty and shall be surrendered with the Premises upon expiration or earlier termination of the Lease Term, unless Landlord requires Tenant to remove the same as provided in
Article 20. If Tenant demolishes or removes any then-existing tenant improvements or other portions of the Premises or the Building (including without limitation any previously-installed Alterations), Tenant shall promptly commence and diligently pursue to completion the Alterations then underway or shall otherwise restore the Premises and the Building to its condition and state of improvement prior to such demolition or removal. During the Lease Term, Tenant agrees to provide, at Tenant's expense, a policy of insurance covering loss or damage to Alterations made by Tenant, in an amount adequate to repair or replace the same, naming Landlord as an additional insured, Provided, however, Tenant may install movable furniture, trade fixtures, machinery or equipment to conformance with applicable governmental rules or ordinances and remove the same upon expiration or earlier termination of this Lease as Provided in Article 20.

     15.2 PERMITS AND GOVERNMENTAL REQUIREMENTS. Tenant shall obtain, at Tenant's sole cost and expense, all building permits and other permits of every kind and nature required by any governmental agency having jurisdiction in connection with the Alterations. Tenant shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any failure by Tenant or Tenant's contractor or agents to obtain all required permits, regardless of when such failure is discovered. Tenant shall do any and all additional construction, alterations, improvements and retrofittings required to be made to the Premises and/or the Center by any governmental or quasi-governmental entity, or any other property of Landlord as a result of, or as may be triggered by, Tenant's Alterations. Landlord shall have the right to do such construction itself; but in all instances Tenant shall pay all costs directly or indirectly related to such work and shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys' fees and costs, arising out of any such additionally required work. All payment and indemnification obligations under this Section shall service the expiration or earlier termination of the Lease Term.

     15.3 LIENS. Tenant shall pay when due all claims for any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall keep the Premises free from any liens arising with respect thereto. If Tenant fails to cause any such lien to be released within fifteen (15) days after receiving notice thereof, by payment or posting of a proper bond, Landlord shall have the right (but not the obligation) to cause such release by such means as Landlord deems proper. Tenant shall pay Landlord upon demand for all costs incurred by Landlord in connection therewith (including attorney's fees and costs), with interest at the rate specified in Section
22.4 from the date of payment by Landlord to the date of payment by Tenant. Tenant will notify Landlord in writing thirty (30) days prior to commencing any alterations, additions, improvements or repairs in order to allow Landlord time to file a notice of nonresponsibility.

16. DAMAGE AND DESTRUCTION.

     16.1 PARTIAL INSURED DAMAGE. If the Premises or any building in which the Premises are located are partially damaged or destroyed during the Lease Term, Landlord shall make the necessary repairs, provided such repairs can reasonably be completed within (60) days after the date of the damage or destruction in accordance with applicable laws and regulations and provided that Landlord receives sufficient insurance proceeds to pay the cost of such repairs. In such event, this Lease shall continue in full force and effect. If such repairs cannot reasonably be completed within sixty (60) days after the date of the damage or destruction or if Landlord does not receive sufficient insurance proceeds, then Landlord may, at its option, elect within forty-five (45) days of the date of the damage or destruction to proceed with the necessary repairs, in which event this Lease shall continue in full force and effect and Landlord shall complete the same within a reasonable time. If Landlord does not so elect to make such repairs or if such repairs cannot be made under applicable laws and regulations, this Lease may be terminated at the option of either party within ninety (90) days of the occurrence of such damage or destruction.

     16.2 INSURANCE DEDUCTIBLE. If Landlord elects to repair any damage caused by an insured casualty as provided in Section 16.1, Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, pay the amount of any deductible (or its share thereof) under any insurance policy covering such damage or destruction, in accordance with Section 9.4 above.

     16.3 UNINSURED DAMAGE. In the event of any damage or destruction of the Premises or any building in which the Premises are located by an uninsured casualty, Landlord shall have the right to elect either to repair such damage or to terminate this Lease. Such election shall be exercised by written notice to Tenant within forty-five (45) days of such damage or destruction.

     16.4 TOTAL DESTRUCTION. A total destruction (including any destruction required by any authorized public authority) of either the Premises or any building in which the Premises are located shall terminate this Lease.

     16.5 PARTIAL DESTRUCTION OF CENTER. If fifty percent (50%) or more of the rentable area of the Center is damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect to terminate this Lease.

     16.6 TENANT'S OBLIGATIONS. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any Alterations, trade fixtures, equipment or personal property placed or installed in the Premises by or on behalf of Tenant. Unless this Lease is terminated pursuant to this Article. Tenant shall promptly repair, restore, or replace the same in the event of damage. Nothing contained in this Article shall be construed as a limitation on Tenant's liability for any damage or destruction if such liability otherwise exists.

     16.7 RENT ABATEMENT. If Landlord repairs the Premises or the building after damage or destruction as described in this Article 16, Minimum Monthly Rent payable by Tenant hereunder from the date of damage until the repairs are completed shall be equitably reduced, based upon the extent to which such repairs interfere with the business carried on by Tenant in the Premises, but only to the extent Landlord receives proceeds from rental income insurance paid for by Tenant. Landlord agrees to take reasonable steps to make a claim for and collect any rental income insurance proceeds that might be available.

     16.8 WAIVER OF INCONSISTENT STATUTES. The parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease; accordingly, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any other statute, code or judicial decisions that grants a tenant a right to terminate a lease in the event of damage or destruction of a leased premises.

17.  CONDEMNATION.

     17.1 CONDEMNATION OF PREMISES. If any portion of the Premises is taken or condemned for a public or quasi-public use ("Condemnation"), and a portion remains that is susceptible of occupation, then this Lease shall terminate as to the portion so taken as of the date title vests in the condemnor, but shall remain in full force and effect as to the remaining Premises. Landlord shall, within a reasonable period of time, restore the remaining Premises as nearly as practicable to the condition existing prior to the condemnation; provided, however, that if Landlord receives insufficient funds from the condemnor for such purpose. Landlord may elect to terminate this Lease. If this Lease continues in effect, the Minimum Monthly Rent shall be equitably adjusted, based upon the value of the Premises remaining after the Condemnation compared to the value of the Premises prior to Condemnation. Provided, however, in the event of any such partial condemnation, Landlord shall have the option to terminate this Lease entirely as of the date title vests in the condemnor. If all the Premises are condemned, or such portion so that there does not remain a portion that is susceptible of occupation, or if such a substantial portion of the Center is condemned that it is no longer economically appropriate to lease the Premises on the terms and conditions of this Lease, as reasonably determined by Landlord, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

     17.2 CONDEMNATION OF PARKING AREA. If all or any portion of the parking area in the Center is condemned such that the ratio of the total square footage of parking and other Common Facilities compared to the total rentable building square footage of the Center is reduced to a ratio below two to one, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

     17.3 CONDEMNATION AWARD. All compensation awarded upon any such partial or total Condemnation shall be paid to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages by reason of any such Condemnation. Provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the Condemnation and on account of any cost that Tenant may incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment. If this Lease is terminated, in whole or in part, in accordance with this Article as a result of a Condemnation, Tenant shall have no claim for the value of any unexpired term of this Lease.

18.  ASSIGNMENT AND SUBLETTING.

     18.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or involuntarily assign, sublease, mortgage, encumber, or otherwise transfer all or any portion of the Premises or its interest in this Lease (collectively, "Transfer") without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may withhold its consent until Tenant has complied with the provisions of Sections 18.2 and 18.3. Any attempted Transfer without Landlord's written consent shall be void and shall constitute a noncurable Event of Default under this Lease. If Tenant is a corporation, any cumulative Transfer of more than fifty percent (50%) of the voting stock of such corporation shall constitute a Transfer requiring Landlord's consent hereunder; provided, however, that this sentence shall not apply to any corporation whose stock is publicly traded. If Tenant is a partnership, limited liability company, trust or other entity, any cumulative Transfer of more than fifty percent (50%) of the partnership, membership, beneficial or other ownership interests therein shall constitute a Transfer requiring Landlord's consent hereunder. Tenant shall not have the right to consummate a Transfer or to request Landlord's consent to any Transfer if any Event of Default has occurred and is continuing or if Tenant or any affiliate of Tenant is in default under any lease of any other real property owned or managed (in whole or in part) by Landlord or any affiliate of Landlord.

     18.2 LANDLORD'S ELECTION. Tenant's request for consent to any Transfer shall be accompanied by a written statement setting forth the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, financial details of the proposed Transfer (e.g., the term and the rent and security deposit payable), and any other related information that Landlord may reasonably require. Landlord shall have the right: (a) to withhold consent to the Transfer, if reasonable, (b) to grant consent, or (d) to consent on the condition that Landlord be paid, as Additional Rent hereunder, fifty percent (50%) of all subrent or other consideration to be paid to Tenant under the terms of the Transfer in excess of the total rent due hereunder (including, if such Transfer is an assignment or if such Transfer is to occur directly or indirectly in connection with the sale of any assets of Tenant, fifty percent (50%) of the amount of the consideration attributable to the transfer of the Lease, as reasonably determined by Landlord). The grounds on which Landlord may reasonably withhold its consent to any requested Transfer include, without limitation, that: (i) the proposed transferee's contemplated use of the Premises following the proposed Transfer is not reasonably similar to the use of the Premises permitted hereunder, (ii) in Landlord's reasonable business judgment, the proposed Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (iii) in Landlord's reasonable business judgment, the proposed Transferee lacks sufficient net worth, working capital, anticipated cash flow and other indications of financial strength to meet all of its obligations under this Lease, (iv) the proposed Transfer would breach any covenant of Landlord respecting a radius restriction, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Center, and (v) in Landlord's reasonable business judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the Transfer or if Landlord does not receive sufficient assurances that the proposed Transferee has the experience and financial ability to remedy a violation of Hazardous Materials and to fulfill its obligations under Articles 13 and 14. In connection with any such Transfer, Landlord shall have the right to require Tenant, at Tenant's sole cost, to cause environmental testing meeting the requirements of an Exit Assessment described in Section 14.8 to be performed. Landlord need only respond to any request by Tenant hereunder within a reasonable time of not less than ten
(10) business days after receipt of all information and other submission required in connection with such request.

     18.3 COSTS; TRANSFER FEE. Tenant shall pay all costs and expenses in connection with any permitted Transfer, including any real estate brokerage commissions due with respect to the Transfer. Tenant shall pay all reasonable attorneys' fees and costs incurred by Landlord (which, in case of a simple assignment, shall not exceed $750) and a fee of $500 to reimburse Landlord for costs and expenses incurred in connection with any request by Tenant for Landlord's consent to a Transfer. Such fee shall be delivered to Landlord concurrently with Tenant's request for consent.

     18.4 ASSUMPTION; NO RELEASE OF TENANT. Any permitted transferee shall assume in writing all obligations of Tenant under this Lease, utilizing a form of assumption agreement provided or approved by Landlord, and an executed copy of such assumption agreement shall be delivered to Landlord within fifteen (15) days after the effective date of the Transfer. The taking of possession of all or any part of the Premises by any such permitted assignee or subtenant shall constitute an agreement by such person or entity to assume without limitation or qualification all of the obligations of Tenant under this Lease, notwithstanding any failure by such person to execute the assumption agreement required in the immediately preceding sentence. No permitted Transfer shall release or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article or a consent to Transfer. Consent to one Transfer shall not constitute a consent to any subsequent Transfer. If any transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent Transfers or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant of its liability under this Lease.

     18.5 NO MERGER. No merger shall result from any Transfer pursuant to this Article, any surrender by Tenant of its interest under this Lease, or any termination hereof in any other manner. In any such event, Landlord may either terminate any or all subleases or succeed to the interest of Tenant hereunder.

     18.6 REASONABLE RESTRICTION. Tenant acknowledges that the restrictions on Transfer contained herein are reasonable restrictions for purposes of
Section 22.2 of this Lease and California Civil Code Section 1951.4.

19. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

     19.1 SUBORDINATION. This Lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the real property of which the Premises are a part, and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, beneficiary under deed of trust or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and if Tenant fails to do so within fifteen (15) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

     19.2 ATTORNMENT. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or is otherwise acquired, by a mortgagee, beneficiary under deed of trust or ground lessor, upon the request and at the sole election of Landlord's lawful successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon request of Landlord or any such mortgagee, beneficiary under deed of trust or ground lessor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord. Such agreement shall provide, among other things,that said successor shall not be bound by (a) any prepayment of more than one (1) month's rent (except any Security Deposit) or (b) any material amendment of this Lease made after the later of the initial effective date of this Lease, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment.

     19.3 ESTOPPEL CERTIFICATES. Within fifteen (15) days after written request from Landlord, Tenant at Tenant's sole cost shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease is in full force and effect as so modified), (b) the amount of any rent paid in advance, and (c) that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of or lender on the Premises. If Tenant fails to deliver such statement within said 15 day period, Tenant shall be liable for the immediate payment of all foreseeable or unforeseeable damages, penalties and attorneys' fees and costs incurred by Landlord as a result of such failure. Tenant's failure to deliver such statement within said 15-day period shall constitute a conclusive acknowledgment by Tenant: (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that not more than one (1) month's rent has been paid in advance, and (iii) that there are no uncured defaults in Landlord's performance.

20. SURRENDER OF PREMISES.

     20.1 CONDITION OF PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition and state of repair as of the commencement of the Lease Term, except for ordinary wear and tear that Tenant is not otherwise obligated to remedy under the provisions of this Lease. Tenant shall deliver all keys to the Premises and the building of which the Premises are a part to Landlord. Upon Tenant's vacation of the Premises, Tenant shall remove all portable furniture, trade fixtures, machinery, equipment, signs and other items of personal property (unless prohibited from doing the same under Section 20.2), and shall remove any Alterations (whether or not made with Landlord's consent) that Landlord may require Tenant to remove. Tenant shall repair all damage to the Premises caused by such removal and shall restore the Premises to its prior condition, all at Tenant's expense. Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but are not limited to, the following: capping all plumbing, capping all electrical wiring, repairing all holes in walls, restoring damaged floor and/or ceiling tiles, and thorough cleaning of the Premises. If Tenant fails to remove any items that Tenant has an obligation to remove under this Section when required by Landlord within ten (10) business days of Tenant's receipt of Landlord's request to dispose of said property, such items shall, at Landlord's option, become the property of Landlord and Landlord shall have the right to remove and retain or dispose of the same in any manner, without any obligation to account to Tenant for the proceeds thereof. Tenant waives all claims against Landlord for any damages to Tenant resulting from Landlord's retention or disposition of such Alterations or personal property. Tenant shall be liable to Landlord for Landlord's costs of removing, storing and disposing of such items.

     20.2 REMOVAL OF CERTAIN ALTERATIONS, FIXTURES AND EQUIPMENT PROHIBITED. All Alterations, fixtures (whether or not trade fixtures), machinery, equipment, signs and other items of personal property that Landlord has not required Tenant to remove under Section 20.1 shall become Landlord's property and shall be surrendered to Landlord with the Premises, regardless of who paid for the same. In particular and without limiting the foregoing, Tenant shall not remove any of the following materials or equipment without Landlord's prior written consent, regardless of who paid for the same and regardless of whether the same are permanently attached to the Premises: power wiring and power panels; piping for industrial gasses or liquids; laboratory benches, sinks, cabinets and casework; fume hoods or specialized air-handling and evacuation systems; drains or other equipment for the handling of waste water or hazardous materials; computer, telephone and telecommunications wiring, panels and equipment; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and other heating or air conditioning equipment; fencing; security gates and systems; and other building operating equipment and decorations.

     20.3 HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease, and Tenant shall indemnify Landlord against all liabilities, damages and expenses incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term with Landlord's written permission, Tenant's occupancy shall be a tenancy from month-to-month only, and not a renewal or extension hereof. All provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 200% of the Minimum Monthly Rent in effect during the last month of the Lease Term. No acceptance of rent, negotiation of rent checks or other act or omission of Landlord or its agents shall extend the Expiration Date of this Lease other than a writing executed by Landlord giving Tenant permission to remain in occupancy beyond the Expiration Date under the Terms of the immediately preceding sentence.

21. DEFAULT BY TENANT.

     The occurence of any of the following shall constitute an "Event of Default" under this Lease by Tenant:

          (a) Failure to pay when the rent or any other monetary sums required hereunder.

          (b) Failure to perform any other agreement or obligation of Tenant hereunder, if such failure continues for thirty (30) days after written notice by Landlord to Tenant, except as to those Events of Default that are noncurable in which case no such grace period shall apply; provided, however, that if the failure is such that it cannot be reasonably cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences to cure within said said thirty (30) day periods and diligently pursues such cure to completion, and in fact cures the default within one hundred twenty
(120) days of Landlord's notice. Landlord's notice described herein is indended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation the notice requirements of California Code of Civil Procedure Sections 1161 ET SEQ.

          (c) Abandonment or vacation of the Premises by Tenant, or failure to occupy the Premises for a period of sixty (60) consecutive days.

          (d) If any of the following occur: (i) a petition is filed for an order of relief under the federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and such petition is not dismissed within thirty (30) days after the filing thereof; (ii) Tenant makes a general assignment for the benefit or creditors; (iii) a receiver or trustee is appointed to take possession of any substantial part of Tenant's assets, unless such appointment is vacated within sixty (60) days after the date thereof; (iv) Tenant consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless such process is released or satisfied within sixty (60) days after the occurrence thereof; or
(v) Tenant's net worth, determined in accordance with generally accepted accounting principles consistently applied, decreases, at any time during the Lease Term, below Tenant's net worth as the date of execution of this Lease. If a count of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder. Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

          (e) the occurrence of any other event that is deemed to be an Event of Default under any other provision of this Lease.

22.  REMEDIES.

     Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following remedies, each of which shall be cumulative and in addition to any other remedies now or hereafter available at law or in equity:

     22.1 TERMINATION OF LEASE. Landlord can terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination, and then re-enter the Premises and take possession thereof. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Upon termination, Landlord has the right to recover all damages incurred by Landlord as a result of Tenant's default, including:

           (a) The worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus

           (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

           (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

           (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default, including, but not limited to (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, (vi) attorneys' fees and costs, (vii) any unearned brokerage commissions paid in connection with this Lease, and (viii) payment of any previously waived or abated Minimum Monthly Rent and/or Additional Rent; plus

          (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law. As used in paragraphs (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the maximum permissible legal rate. As used in paragraph (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     22.2 CONTINUATION OF LEASE. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), as follows:

          (a) Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Tenant hereunder. Landlord shall have the right to enter the Premises to do acts of maintenance and preservation of the Premises, to make alterations and repairs in order to relet the Premises, and/or to undertake other efforts to relet the Premises. Landlord may also remove personal property from the Premises and store the same in a public warehouse at Tenant's expense and risk. No act by Landlord permitted under this paragraph shall terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction.

          (b) In furtherance of the remedy set forth in this Section, Landlord may relet the Premises or any part thereof for Tenant's account, for such term (which may extend beyond the Lease Term), at such rent, and on such other terms and conditions as Landlord may deem advisable in its sole discretion. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises. Any rents received by Landlord from such reletting shall be applied to the payment of: (i) any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) the costs of such reletting, including brokerage and attorneys' fees and costs, and the cost of any alterations and repairs to the Premises, and (iii) the payment of rent due and unpaid hereunder, including any previously waived or abated rent. Any remainder shall be held by Landlord and applied in payment of future amounts as the same become due and payable hereunder. In no event shall Tenant be entitled to any excess rent received by Landlord after an Event of Default by Tenant and the exercise of Landlord's remedies hereunder. If the rent from such reletting during any month is less than the rent payable hereunder, Tenant shall pay such deficiency to Landlord upon demand.

          (c) Landlord shall not, by any re-entry or other act, be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have terminated this Lease or Tenant's right to possession of the Premises or the liability of Tenant to pay rent accruing thereafter or Tenant's liability for damages under any of the provisions hereof, unless Landlord shall have given Tenant notice in writing that it has so elected to terminate this Lease.

          (d) Tenant acknowledges and agrees that the restrictions on the Transfer of the Lease set forth in Article 18 of this Lease constitute reasonable restrictions on such transfer for purposes of this Section and California Civil Code Section 1951.4.

     22.3 PERFORMANCE BY LANDLORD. If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder, and such failure continues for fifteen (15) days after notice by Landlord, Landlord shall have the right (but not the obligation) to make such payment or perform such other act without waiving or releasing Tenant from its obligations. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 22.4, shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of nonpayment by Tenant as in the case of default by Tenant in the payment of the rent.

     22.4 LATE CHARGE; INTEREST ON OVERDUE PAYMENTS. The parties acknowledge that late payment by Tenant of Minimum Monthly Rent or any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, processing and accounting charges, administrative expenses, and additional interest expenses or late charges that Landlord may be required to pay as a result of late payment on Landlord's obligations. Therefore, if any installment of Minimum Monthly Rent or Additional Rent is not received by Landlord on the due date, and without regard to whether Landlord gives Tenant notice of such failure or exercises any of its remedies upon an Event of Default, Tenant shall pay a late charge equal to the greater of ten percent (10%) of the overdue amount or One
Hundred Dollars ($100), as Additional Rent hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the damages Landlord will incur by reason of late payment by Tenant. In addition, any amount due from Tenant that is not paid when due shall bear interest at a rate equal to two percent (2%) over the then current Bank of America prime or reference rate or ten percent (10%) per annum, whichever is greater, but not in excess of the maximum permissible legal rate, from the date such payment is due until the date paid by Tenant. Landlord's acceptance of any interest or late charge shall not constitute a waiver of Tenant's default or prevent Landlord from exercising any other rights or remedies available to Landlord.

     22.5 LANDLORD'S RIGHT TO REQUIRE ADVANCE PAYMENT OF RENT; CASHIER'S CHECKS. If Tenant is late in paying any component of rent more than three (3) times during the Lease Term, Landlord shall have the right, upon notice to Tenant, to require that all rent be paid three (3) months in advance. Additionally, if any of Tenant's checks are returned for nonsufficient funds, or if Landlord at any time serves upon Tenant a Three Day Notice to Pay Rent or Quit (pursuant to California Civil Code Sections 1161 ET SEQ. or any successor or similar unlawful detainer statutes), Landlord may, at its option, require that all future rent (including any sums demanded in any subsequent three (3) day notice) be paid exclusively by money order or cashier's check.

23.  DEFAULT BY LANDLORD.

     23.1 NOTICE TO LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to each Mortgagee as provided in
Section 23.2, specifying the nature of the alleged default; provided, however, that if the nature of the obligation is such that more than thirty
(30) business days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     23.2 NOTICE TO MORTGAGEES. Tenant agrees to give each mortgagee or trust deed holder on the Premises or the Center ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said 30-day period, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure the default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     23.3 LIMITATIONS ON REMEDIES AGAINST LANDLORD. In the event Tenant has any claim or cause of action against Landlord: (a) Tenant's sole and exclusive remedy shall be against Landlord's interest in the building of which the Premises are a part, and neither Landlord nor any partner of Landlord nor any other property of Landlord shall be liable for any deficiency, (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord), (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction over the partnership), and no such partner shall be required to answer or otherwise plead to any service of process, (d) no judgment shall be taken against any partner of Landlord and any judgment taken against any partner of Landlord may be vacated and set aside at any time, and (e) no writ of execution will ever be levied against the assets of any partner of Landlord. The covenants and agreements set forth in this Section shall be enforceable by Landlord and/or by any partner of Landlord. If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent.

24.   GENERAL PROVISIONS.

      24.1 ACTION OR DEFENSE BY TENANT. Any claim, demand, right or defense of any kind by Tenant that is based upon or arises in any connection with the Lease or negotiations prior to its execution shall be barred unless Tenant commences an action thereon or initiates a legal proceeding or defense by reason thereof within six (6) months after the date of the occurrence of the event, act or omission to which the claim, demand, right or defense relates. Tenant acknowledges and understands that, after having had an opportunity to consult with legal counsel, the purpose of this paragraph is to shorten the time period within which Tenant would otherwise have to raise such claims, demands or rights of defense.

      24.2 ARBITRATION AND MEDIATION; WAIVER OF JURY TRIAL. Except as provided in this Section, if any dispute ensues between Landlord and Tenant arising out of or concerning this Lease, and if said dispute cannot be settled through direct discussions between the parties, the parties shall first to attempt to settle the dispute through mediation before a mutually acceptable mediator. The cost of mediation shall be divided equally between the parties. Thereafter, any remaining, unresolved disputes or claims shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party in any such arbitration shall be entitled to recover reasonable costs and attorneys' fees and costs as determined by the arbitrator; provided, however, that the foregoing provisions regarding mediation and arbitration shall not apply to (a) any issue or claim that might properly be adjudicated in an unlawful detainer proceeding, or (b) to any issue or claim that Landlord elects not to have resolved through arbitration and with respect to which Landlord commences an action in law or equity to determine the same. Without limiting the foregoing, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim (including any claim of injury or damage and any emergency and other statutory remedy in respect thereof) brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

     24.3 ATTORNEYS' FEES. If either party brings any legal action or proceeding, declaratory or otherwise, arising out of this Lease, including any suit by Landlord to recover rent or possession of the Premises or to otherwise enforce this Lease, the losing party shall pay the prevailing party's costs and attorneys' fees and costs incurred in such proceeding. If Landlord issues notice(s) to pay rent, notice(s) to perform covenant, notice(s) of abandonment, or comparable documents as a result of Tenant's default under this Lease, and if Tenant cures such default, Tenant shall pay to Landlord the reasonable costs incurred by Landlord, including Landlord's attorneys' fees and costs, of preparation and delivery of same.

     24.4 AUTHORITY OF TENANT. Tenant represents and warrants that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Agreement on behalf of Tenant are the duly designated agents of Tenant and are authorized to do so. Prior to execution of this Lease, Tenant shall supply Landlord with such evidence as Landlord may request regarding the authority of Tenant to enter into this Lease. Any actual or constructive taking of possession of the Premises by Tenant shall constitute a ratification of this Lease by Tenant.

     24.5 BINDING EFFECT. Subject to the provisions of Article 18 restricting transfers by Tenant and subject to Section 24.27 regarding transfer of Landlord's interest, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     24.6 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this transaction other than the broker(s) described in the Basic Lease Provisions (if any), and it knows of no other real estate broker or agent who are entitled to a commission in connection with this transaction. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any obligation or liability to pay any commission or compensation to any other party arising from the act or agreement of Tenant.

     24.7 CONSTRUCTION. The headings and captions used in this Lease are for convenience only and are not a part of the terms and provisions of this Lease. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant, its subtenants and assigns and their respective agents, employees, contractors, and invitees, and any others using the Premises with Tenant's express or implied permission. Any use in this Lease, or in any addendum, amendment or other document related hereto, of the terms "lessor" or "lessee" to refer to a party to this Lease shall be deemed to be references to Landlord and Tenant, respectively.

     24.8 COUNTERPARTS. This Lease may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Lease binding on all parties after all parties have signed such a counterpart.

     24.9 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant shall be deemed to be both a covenant and a condition.

     24.10 ENTIRE AGREEMENT. This Lease, together with all exhibits and addenda, if any, attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes, cancels, and merges any and all previous verbal or written negotiations, arrangements, representations, brochures, displays, models, photographs, renderings, floor plans, elevations, projections, estimates, agreements and understandings if any, made by or between Landlord and Tenant and their agents, with respect to the subject matter, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments thereto, is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. There are no other representations or warranties between the parties, and all reliance with respect to representations is solely based upon the representations and agreements contained in this Lease.

     24.11 EXHIBITS. All exhibits, addenda and riders attached or referred to herein are hereby incorporated herein by reference.

     24.12 FINANCIAL STATEMENTS. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably requested by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any proposed or actual lender or purchaser of the Premises designated by Landlord any financial statements required by such party to facilitate the sale, financing or refinancing of the Premises, including the past three (3) years' financial statements. Tenant represents and warrants to Landlord that: (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times during the Lease Term or any extension thereof, Tenant's net worth shall not be reduced below Tenant's net worth as of the date of execution of this Lease. Landlord shall take reasonable precautions to protect the confidentiality of such financial statements. Tenant hereby irrevocably authorizes Landlord to conduct credit checks and other investigations into Tenant's financial affairs.

     24.13 FORCE MAJEURE. If Landlord or Tenant is delayed in performing any of its obligations hereunder due to strikes; labor problems; inability to procure utilities; materials; equipment or transportation; governmental regulations; weather conditions; riots, insurrection, or war; or other events beyond Landlord's or Tenant's control; then the time for performance of such obligation shall be extended to the extent reasonably necessary as a result of such event.

     24.14 GOVERNING LAW. This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

     24.15 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for all of the obligations of Tenant hereunder.

     24.16 MODIFICATION. The provisions of this Lease may not be modified or amended, except by a written instrument signed by all parties.

     24.17 MODIFICATION FOR LENDER. If, in connection with obtaining financing or refinancing for the Premises or the Center, Landlord's lender requests reasonable modifications to this Lease, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's rights hereunder.

     24.18 NONDISCRIMINATION. Tenant for itself and its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals, agrees to comply fully with any and all laws and other requirements prohibiting discrimination against any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the use occupancy or patronage of the Premises and/or of Tenant's business. Tenant shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against all damage and liability incurred by Landlord in the event of any violation of the foregoing covenant or because of any event of or practice of discrimination against any such persons or group of persons by Tenant or its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals in accordance with the indemnification provisions of Article 13.

     24.19 NOTICE. Any and all notices to either party shall be personally delivered or sent by regular mail, postage prepaid, addressed to the party to be notified at the address specified in Section 1.1, or at such other address as such party may from time to time designate in writing. Notice shall be deemed delivered on the date of personal delivery or three (3) business days after deposit in the U.S. Mail, certified, return receipt requested.

     24.20 PARTIAL INVALIDITY. If any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby. Each provision shall be valid and enforceable to the fullest extent permitted by law.

     24.21 QUIET ENJOYMENT. Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the end of the Lease Term; subject, however, to the lien and provisions of any mortgage or deed of trust to which this Lease is or becomes subordinate.

     24.22 RECORDING. Tenant shall not record this Lease or any memorandum hereof without Landlord's prior written consent.

     24.23 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

     24.24 RELOCATION OF TENANT. In the event Landlord requires the Premises for use in conjunction with other premises or for other reasons related to the planning program for the Center, Landlord, upon delivering written notice to Tenant (the "Relocation Notice"), shall have the right to relocate Tenant to other space in the Center, at Landlord's sole cost and expense (except that Tenant shall bear the cost of moving and installing private telephone systems), and the terms and conditions of the original Lease shall remain in full force and effect, except that the Premises will be in a new location. However, if the new space does not meet with Tenant's reasonable approval, Tenant shall have the right to terminate this Lease upon delivering notice to Landlord within fifteen (15) days after Tenant's receipt of the Relocation Notice. If Tenant elects to terminate the Lease pursuant to this Section, the termination shall be effective on the effective date of the proposed relocation of Tenant as indicated in the Relocation Notice.

     24.25 RIGHTS OF REDEMPTION WAIVED. Tenant hereby expressly waives any and all rights of redemption under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of Tenant's violation of any of the covenants and conditions of this Lease or otherwise.

     24.26 TIME OF ESSENCE. Time is of the essence of each and every provision of this Lease.

     24.27 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale, assignment, exchange or other disposition of Landlord's interest in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said sale, assignment, exchange or other disposition, provided that any Security Deposit or other funds then held by Landlord in which Tenant has an interest are delivered to Landlord's successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

      24.28 WAIVER. No provision of this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. A waiver of any such breach shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision. No delay or omission by Landlord in exercising any of its remedies shall impair or be construed as a waiver thereof, unless such waiver is expressly set forth in a written statement signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND/OR SIGNATURE BY TENANT IS NOT A COMMITMENT BY LANDLORD OR ITS AGENTS TO RESERVE THE PREMISES OR TO LEASE THE PREMISES TO TENANT. THIS LEASE SHALL BECOME EFFECTIVE AND LEGALLY BINDING ONLY UPON FULL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT. UNTIL LANDLORD DELIVERS A FULLY EXECUTED COUNTERPART HEREOF TO TENANT, LANDLORD HAS THE RIGHT TO OFFER AND TO LEASE THE PREMISES TO ANY OTHER PERSON TO THE EXCLUSION OF TENANT.

EXECUTED, by Landlord and Tenant as of the date first written above.

  TENANT:                                        LANDLORD:

  MITOKOR, a California corporation              COLLINS DEVELOPMENT COMPANY,
                                                 a California corporation

  By: /s/ Craig Johnson                          By: /s/ Robert Peter
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  Print Name: Craig Johnson                      Print Name:
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  Title: CFO                                     Title:
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  By:                                            By: /s/
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  Print Name:                                    Print Name:
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  Title:                                         Title:
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                   ADDENDUM TO STANDARD INDUSTRIAL NET LEASE
                          (Mitokor - Sorrento Centre)

     This ADDENDUM TO STANDARD INDUSTRIAL NET LEASE ("Addendum") is attached to and made a part of that certain Standard Industrial Net Lease by and between COLLINS DEVELOPMENT COMPANY, a California corporation ("Landlord"), and MITOKOR, a California corporation ("Tenant"), dated February 28, 2001 (the "Lease"), for premises located at 11494 Sorrento Valley Road, San Diego, California 92121 (the "Premises"). Landlord and Tenant hereby agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be a part of the Lease and shall supersede, to the extent appropriate, any contrary provision of the Lease. All references to the Lease in this Addendum shall be construed to mean the Lease and exhibits thereto, as amended and supplemented by this Addendum. All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Lease.

     25. PRIOR LEASE. Prior to the Commencement Date under this Lease, Tenant was the occupant of Suites A, B, C, D, E, and R of the building of which the Premises are a part (the "Building") pursuant to that certain Standard Industrial Net Lease dated November 22, 1994 by and between Collins Development Company and Applied Genetics, as amended by the First Amendment to Standard Industrial Net Lease dated February 9, 1995, by the Second Amendment to Standard Industrial Net Lease dated October 28, 1994, by the Third Amendment to Standard Industrial Net Lease dated September 22, 1997, by the Fourth Amendment to Standard Industrial Net Lease dated February 17, 1998, by the Fifth Amendment to Standard Industrial Net Lease dated April 8, 1998 and by the Sixth Amendment to Standard Industrial Net Lease dated September 13, 2000 (collectively, the "Prior Lease"). As of the Commencement Date, the term of the Prior Lease shall have ended, and the entire leasing relationship between Landlord and Tenant with respect to the Premises on or after the Commencement Date shall be governed in its entirety by this Lease.

     26. PREMISES DEFINITION; EXPANSION. The Premises shall initially consist of Suites A, B, C, D, E, R, and [Alpha space], consisting of approximately 22,650 square feet. On September 1, 2002, the Premises shall be expanded to include the remainder of the Building, for a total Premises area of approximately 30,850 square feet.

     27. MINIMUM MONTHLY RENT. The Minimum Monthly Rent (Section 1.5) and Tenant's Pro Rata Share of Operating Costs (Section 1.7) shall be the following amounts during the following periods:

                                              Minimum             Pro Rata Share
Period                                        Monthly Rent        of Operating Costs
------                                        ------------        ------------------
April 1, 2001 through June 30, 2001           $ 34,623.00              74.42%
July 1, 2001 through September 30, 2001       $ 35,861.00              74.42%
October 1, 2001 through June 30, 2002         $ 39,198.00              74.42%
July 1, 2002 through August 31, 2002          $ 41,228.00              74.42%
September 1, 2002 through June 30, 2003       $ 72,850.00             100.00%
July 1, 2003 through June 30, 2004            $ 75,764.00             100.00%
July 1, 2004 through June 30, 2005            $ 78,794.00             100.00%
July 1, 2005 through June 30, 2006            $ 81,946.00             100.00%
July 1, 2006 through June 30, 2007            $ 85,224.00             100.00%


     28.  DELIVERY OF POSSESSION; ACCEPTANCE.

          (a) The delivery of possession of Suite [Alpha space] on the Commencement Date and the remainder of the Building on September 1, 2002, and Tenant's acceptance thereof, shall be governed by Sections 3.2 and 12.1 of the Lease, as applicable to each such space at the time each such space is to be delivered.

          (b) Because Tenant was the occupant of Suites A, B, C, D, E, and R under the Prior Lease, Tenant shall accept such portion of the Premises in its as-is condition as of the Commencement Date under this Lease.

     29. OPERATING COSTS. Notwithstanding anything set forth in Section 6.3 to the contrary, Operating Costs shall not include:

          (a) Costs, including marketing costs, legal fees, space planners' fees, and brokerage fees incurred in connection with the original construction or development of the Center or the original or future leasing of the Center, and costs, including permit, license and inspection costs and allowances and other concessions, incurred with respect to the installation of tenant improvements made for new tenants in the Center or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants (or prospective tenants or occupants) of the Center;

          (b) Depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital improvements and equipment designed to increase the leasable area of the Center;

          (c) Costs for which Landlord is reimbursed by any tenant or occupant of the Center or by insurance by its carrier or any tenant's carrier (or if Landlord fails to carry the insurance required to be carried by Landlord pursuant to this Lease, costs which would have been covered by insurance had Landlord obtained the coverage required to be carried under this Lease) or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

          (d) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (e)  Any amount paid as ground rental for the Center by Landlord;

          (f) All items and services for which Tenant or any other tenant in the Center reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

          (g) Costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

          (h) Any costs expressly excluded from Operating Costs elsewhere in this Lease;

          (i) Costs arising from Landlord's charitable or political contributions;

          (j) Expenses directly resulting from the gross negligence or wilful misconduct of Landlord, its agents, servants or employees;

          (k) Rental for any space in the Center set aside for conference facilities, storage facilities or exercise facilities;

          (l) The amounts of any payments by Landlord or to its affiliates for goods or services in the Center in excess of a competitive rate;

          (m) Costs incurred in connection with the sale, financing or refinancing of the Center, including brokerage commissions, consultants', attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; and

          (n) Costs incurred to comply with laws relating to the removal or abatement of Hazardous Materials in or about the Premises to the extent the existence of such Hazardous Materials is not the result of Tenant's occupancy or use of the Premises.

     30. REVIEW OF LANDLORD'S BOOKS REGARDING CAM: The following provisions are hereby added as new Section 4.5 of the Lease:

          4.5 TENANT'S RIGHT TO REVIEW LANDLORD'S BOOKS REGARDING ELEMENTS OF ADDITIONAL RENT. Tenant at its cost shall have the right to review Landlord's books and records related to the calculation of Operating Costs, Real Property Taxes and insurance costs for a period of two (2) years after the close of the period for which Tenant may request any such review.
     Such review shall be at Tenant's sole cost and shall be conducted at Landlord's offices or such other convenient location as Landlord shall select. Tenant shall give Landlord at lease ten (10) business days advance notice of its desire to conduct such review. All information developed by Tenant in the course of such review shall be kept strictly confidential by Tenant, and shall be shared with Landlord. If such review reveals an overpayment by Tenant, Landlord shall credit such overpayment against Tenant's next occurring rent obligations or shall repay such amount if the review is completed after expiration of this Lease. If such review reveals an underpayment, Tenant shall pay such deficiency to Landlord within thirty (30) days of the determination thereof. Notwithstanding the foregoing, Landlord shall not be required to honor the results of any review performed by any person or firm whose fees are based in whole or in part upon a percentage of recovery, or any contingency fee calculation.

     31.  LANDLORD'S WORK. In making any repairs or doing any work under
Section 7.2 of the Lease, Landlord shall ensure that all such repairs, alterations and improvements are performed in a good and workmanlike manner by licensed contractors, and Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's business operations in the course of making or causing to be made any such repairs, alterations or improvements.

     32. UTILITY INTERRUPTIONS. Notwithstanding the provisions of Section 10, Landlord agrees to use commercially reasonable efforts to cause the correction of any interruptions in utility service, including without limitation facilitating Tenant's communications with any utility provider.

     33. EMPLOYEE PARKING. With respect to any exercise of Landlord's rights under Section 11.6 (Parking), Landlord agrees that (a) any designated parking for Tenant shall be reasonably proximate to the Premises, and (b) any modifications, designations or rules and regulations adopted by Landlord shall not adversely affect Tenant's parking rights hereunder, including without limitation materially decreasing the number of parking spaces to which Tenant is entitled or the number of parking spaces that are available for use by occupants and guests of the Center.

     34. HAZARDOUS MATERIALS INDEMNITY. The following sentence is hereby added to and made a part of Section 14.5: "Provided, however, that the indemnifications and waivers of Tenant set forth in this Section 14.5 shall not apply to damage and liability caused (i) by the gross negligence or wilful misconduct of Landlord, and (ii) through no fault of Tenant's, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees."

     35. LANDLORD'S APPROVALS IN CONNECTION WITH ALTERATIONS. In connection with Landlord's rights of approval under Section 15.1 Landlord agrees as follows:

          (a) Landlord shall approve of the contractor, method of payment of the contractor, and any plans and specifications submitted by Tenant within seven (7) business days after receipt thereof. If Landlord disapproves of any such item, it shall provide a written explanation of its disapproval to Tenant. Tenant may resubmit any disapproved item to Landlord, who shall approve or disapprove of such item within seven (7) business days after receipt of such resubmittal.

          (b) Landlord shall not unreasonably withhold or delay its consent to Tenant's request for consent to perform Alterations, provided that, in Landlord's judgment, the value of the Premises for financing, sale or future releasing will not be impaired.

     36. ALTERATIONS REQUIRED BY AMERICANS WITH DISABILITIES ACT AND OTHER FUTURE LAWS. Landlord shall be responsible for complying with the orders, rules or regulations of any governmental entity requiring any renovations or alterations to the building of which the Premises are a part that are required of building owners generally and not arising out of, resulting from, or as may be may be triggered by, Tenant's activities or business, any Alterations undertaken by Tenant (including the initial tenant improvement), or Tenant's use or occupancy of the Premises. The costs of such renovations or alterations shall be borne by Landlord and shall not be a part of Operating Costs under Section 6.2. Any other work or costs related to assuring compliance of the Premises with the orders, rules or regulations of any governmental entity (including without limitation the Americans with Disabilities Act) otherwise not the responsibility of Landlord under the first sentence of this Section shall be born by Tenant either directly or as a part of Operating Costs under Section 6.2. In addition, Tenant shall do and/or bear the costs of, any and all construction, alterations, improvements and retrofittings required to be made to the Premises and/or the building or the Center, arising out of, resulting from, or as may be may be triggered by, Tenant's activities or business, any Alterations undertaken by Tenant (including the initial tenant improvements), or Tenant's use or occupancy of the Premises.

     37. CROSS DEFAULT WITH OTHER LEASE. Tenant is also the tenant of certain space located in the building at 11404 Sorrento Valley Road, San Diego California (which building is owned by an affiliate of Landlord) pursuant to a Standard Industrial Net Lease (the "Other Lease") of even date herewith between Tenant and such other owner. Tenant agrees that, at the election of Landlord, any Event of Default under the Other Lease shall also constitute an Event of Default under this Lease.

     38. NO OTHER CHANGE. Except as specifically set forth in this Addendum, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect.

                                       COLLINS DEVELOPMENT COMPANY,
                                       a California corporation

                                       By: /s/ Robert Peter
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                                       Print Name:
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                                       Title:
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                                       By: /s/
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                                       MITOKOR, a California corporation

                                       By: /s/ Craig Johnson
                                           -----------------------------------
                                       Print Name: Craig Johnson
                                                   ---------------------------
                                       Title:      CFO
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                                       By:
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                                       Print Name:
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